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                                                                 EXHIBIT 10.13.1


                                 PROMISSORY NOTE
                           (STATE FARM LOAN NO. 13551)


$21,000,000.00                                                  NOVEMBER 6, 2001
                                                        WEST PALM BEACH, FLORIDA


         FOR VALUE RECEIVED, the undersigned, ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership, ("Maker") promises to pay to the order of STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation, its successors or assigns ("State Farm") the principal sum of TWENTY-ONE MILLION AND 00/100 DOLLARS ($21,000,000.00) ("Principal"), together with interest ("Interest") on the unpaid Principal balance outstanding from the date hereof until paid at the rate of Six and Ninety-Five One Hundredths percent (6.95%) per annum ("Note Rate"). Interest shall be computed on the basis of a three hundred sixty (360) day year having twelve (12), thirty (30) day months. Principal and Interest accrued thereon, together with all other sums which may be at any time due, owing or required to be paid by the terms of the Mortgage (hereinafter defined) and other Loan Documents (as defined in the Mortgage) are hereinafter collectively called the "Indebtedness".

I.       PAYMENTS.

         A. On the date of this Promissory Note, Maker shall pay interest only from the date of disbursement to and including November 30, 2001. Thereafter, commencing on January 1, 2002 and continuing on the first (1st) day of each succeeding month thereafter ("Regular Payment Date") to and including November 1, 2011, Principal and Interest thereon at the Note Rate shall be paid in fixed monthly installments of One Hundred Thirty-Nine Thousand Nine and 00/100 DOLLARS ($139,009.00) each ("Monthly Payment"). A final payment of all outstanding Principal and accrued and unpaid Interest thereon shall be due and payable on December 1, 2011 ("Maturity Date").

         B. All required payments are to be made to State Farm at One State Farm Plaza, Bloomington, Illinois 61710, Attention: Investment Accounting, D-3, or at any other place State Farm shall designate in writing.

         C. All Obligations (as defined in the Mortgage) are payable in lawful money of the United States of America which is legal tender for public and private debts.

         D. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage and other Loan Documents.

II.      EVENTS OF DEFAULT.

         A. It shall constitute an event of default ("Event of Default") of and under this Promissory Note ("Note") if any of the following events shall occur:


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                  1.       Maker shall fail to pay any installment of Principal
and Interest when due under this Note. However, Monthly Payments received by State Farm within ten (10) days of the Regular Payment Date shall be considered made as required. If payment is not received by State Farm by the tenth (10th) day of the month when due, the Default Rate (hereinafter defined) shall apply from the first (1st) day of the month.

                  2. Maker shall fail to perform or observe any of the other covenants, agreements or conditions of this Note or an Event of Default shall occur under any of the other Loan Documents now or hereafter evidencing or securing the Indebtedness beyond the expiration of any applicable grace or cure periods contained in the other Loan Documents.

         B. While any Event of Default exists, the Note Rate shall be increased to Eleven and Ninety-Five One Hundredths percent (11.95%) per annum ("Default Rate"). Interest shall accrue at the Default Rate from the date of the Event of Default until the date upon which the Event of Default is cured. It is a condition precedent to the cure of any Event of Default that Maker shall pay all Principal and accrued Interest required under this Note (i.e., that would have been paid but for the Event of Default) to the most current Regular Payment Date, and the difference between the Default Rate and the Note Rate from the date of the first occurrence of the Event of Default to the date upon which the Event of Default is cured.

         C. Prior to an Event of Default, payments received by State Farm shall be applied first to Interest and the remainder to Principal. After an Event of Default, State Farm may, at its option, apply any payments or other amounts received first to the payment of State Farm's expenses incurred in accordance with the provisions of the Loan Documents, then to Interest and the remainder to Principal.

         D. In case of an Event of Default by Maker in the performance or observance of any of the covenants, agreements or conditions of this Note or the other Loan Documents and the expiration of any applicable grace or cure periods, State Farm, at its option and without further notice, may declare the Indebtedness, including the entire Principal balance, together with all Interest accrued and unpaid thereon, to be immediately due and payable. Failure to exercise this option for a particular Event of Default shall not constitute a waiver of the right to exercise same in case of any subsequent Event of Default.

III.     SECURITY.

         This Note is secured by, among other Loan Documents, (i) a Mortgage and Security Agreement executed by Maker to and in favor of State Farm of even date with this Note ("Mortgage") which encumbers and constitutes a lien upon and security interest in certain real property located in Palm Beach County, in the State of Florida ("State") and certain other properties, rights and interests, all as more fully described in the Mortgage ("Premises") and (ii) an Assignment of Rents and Leases executed by Maker to and in favor of State Farm of even date with this Note ("Assignment of Rents and Leases") in which the Rents (as defined therein) and the Leases (as defined therein) are absolutely and unconditionally assigned by Maker to State Farm. The terms and provisions of the Mortgage and the Assignment of Rents and Leases are incorporated herein by reference and made a part hereof.



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IV.      PREPAYMENT.

         A. The loan evidenced by this Note ("Loan") shall be closed to prepayment for a period of three (3) years from the commencement of the amortization of Principal and Interest hereunder (i.e., until the later to occur of (i) December 1, 2004 or (ii) after thirty-six (36) Monthly Payments have been made on this Note). Only thereafter, provided Maker first gives State Farm written notice at least thirty (30) days, but no more than sixty (60) days, before the date selected by Maker for prepayment ("Prepayment Date"), Maker may prepay the entire outstanding Principal on the Prepayment Date; provided that
(i) all other amounts due, including, without limitation, all accrued Interest, under the Loan Documents as Indebtedness are also paid and (ii) the amount prepaid is accompanied by a fee ("Prepayment Fee") equal to the greater of the following:

                  1. An amount equal to one percent (1%) of the entire Principal amount to be prepaid, or

                  2. If at the time of prepayment the Reinvestment Yield (as defined herein) is less than the Note Rate, the Prepayment Fee shall be calculated by:

                           A. Using the Reinvestment Yield corresponding to the payment frequency of the Note, combine the present values of: (i) the scheduled payments remaining until the Maturity Date of the Note, and (ii) the final Principal and accrued Interest payment due on the Maturity Date of the Note;

                           B. From the amount so obtained, subtracting the par value of the outstanding Principal balance of this Note as of the Prepayment Date;

                  and the remainder so obtained shall be the Prepayment Fee.

         B. For purposes of this Note, the term "Reinvestment Yield" shall mean the yield on United States Treasury Securities having the closest maturity (month and year) to the Maturity Date of this Note. Should more than one United States Treasury Security be quoted as maturing on the Maturity Date of this Note, then the yield of the Security quoted closest to par will be used in the calculation of the Prepayment Fee.

         C. The Prepayment Fee shall be calculated two (2) business days before the scheduled Prepayment Date.

         D. Failure of Maker to prepay on the selected Prepayment Date shall be considered a waiver by Maker of the present right to prepay.

         E. If State Farm declares the entire Indebtedness to be immediately due and payable, Maker agrees that the Prepayment Fee, calculated as if the Prepayment Date were the date of acceleration, shall apply if allowed by Applicable Law (as hereinafter defined).

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         F.       No Prepayment Fee shall be payable in the event that the Loan is prepaid, in whole or in part, by reason of the application of insurance or condemnation proceeds to the Indebtedness as required by the Loan Documents.

         G.       No Prepayment Fee shall be payable after one hundred seventeen
(117) Monthly Payments have been made on this Note or September 1, 2011, whichever comes later in time.

         H. If State Farm consents to a sale, conveyance or transfer of the Premises described in the Mortgage, or any interest therein, but requires, as a condition to such consent, an increase in the Note Rate, Maker shall have the right, for ninety (90) days from State Farm's written notification of such required rate increase, to prepay the Indebtedness secured by the Loan Documents in full without a Prepayment Fee. It is expressly provided, however, that the foregoing provisions of this Paragraph H shall have no application to the one-time right to sell and transfer title to the Premises provided in Section 3.11(e) of the Mortgage.

V.       LIMITATION OF LIABILITY.

         In consideration of the security provided by Maker to State Farm for repayment of the Indebtedness, including, without limitation, the liens on and security interests in the Premises granted pursuant to the Mortgage and the absolute and unconditional assignment of Rents and Leases made pursuant to the Assignment of Rents and Leases, upon the occurrence of an Event of Default hereunder or under any of the other Loan Documents, State Farm agrees that it shall not, except as otherwise set forth in this Section, seek to enforce, nor shall State Farm be entitled to enforce, any deficiency or monetary judgment against Maker, any Partner of Maker ( if Maker is a partnership), any Member of Maker (if Maker is a limited liability company) or any Beneficiary of Maker (if Maker is a trust) (individually, an "Exculpated Party" and collectively, the "Exculpated Parties"), personally, and shall not levy or execute judgment upon any property of the Exculpated Parties, other than the Premises; it being expressly agreed, acknowledged and understood, however, that nothing contained herein shall in any manner or way release, affect or impair:

         A. The existence of the Indebtedness and Obligations created in and evidenced by the Loan Documents.

         B. The enforceability of the liens and security interests created in and granted by the Loan Documents against the Premises.


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         C.       The right of State Farm to recover from any of the Exculpated
Parties:

                  1. After the occurrence of an Event of Default under any of the Loan Documents:

                           A. Any Rents received by any of the Exculpated Parties from tenants of the Premises and not applied to the Indebtedness or to the ordinary operating expenses of the Premises during Maker's current fiscal year;

                           B. An amount equal to any Rents from the Premises not paid by any tenant due to Maker's failure to perform the landlord's obligations under any lease or leases of the Premises or any part thereof;

                           C. Any amount(s) necessary to repair or replace any damage to or destruction of the Premises which is caused by the willful or wanton act or omission on the part of any of the Exculpated Parties; or

                           D.       Any sums expended by State Farm in
         performance of or in compliance with the obligations of the landlord under all covenants, agreements and provisions of any Lease or Leases assigned to State Farm as security for the Indebtedness and Obligations due to Maker's failure or refusal to so perform such obligations;

                  2. Any insurance proceeds or condemnation awards received by any of the Exculpated Parties and not delivered over to State Farm or used for Restoration of the Premises;

                  3. Any costs, expenses, damages, reasonable attorneys' and paralegals' fees or other liabilities or obligations incurred by State Farm, directly or indirectly arising out or on account of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence on, under, or about the Premises of any materials, substances or wastes, defined or classified as hazardous or toxic under applicable federal, state or local laws or regulations or arising out of or from any failure on the part of Maker to comply with the provisions of the Environmental Indemnification Agreement executed by Maker to and in favor of State Farm of even date with this Note; or

                  4. Any loss, damage, cost, expense, liability or obligation suffered or incurred by State Farm arising out or on account of or based upon any fraud or willful misrepresentation of a material fact by any of the Exculpated Parties in any document executed or presented to State Farm in connection with the loan evidenced by this Note ("Loan").

                  5. An amount equal to the aggregate sum of any and all tenant security deposits required to be paid by State Farm to any tenants of the Premises (or any other party) and not reimbursed to State Farm by Maker or any Exculpated Party and any and all damages, costs and expenses, including, without limitation, attorneys' and paralegals' fees, suffered or incurred by State Farm by reason or on account of the failure of Maker or any Exculpated Party


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to account for and turn over to State Farm any tenant security deposits received by Maker or any Exculpated Party as required by the Leases or the Loan
Documents.

VI.      NON-USURIOUS LOAN.

         A. It is the intention of Maker and State Farm that this Note and all other Loan Documents shall comply with any Applicable Law (hereinafter defined). To that end, the parties stipulate and agree that none of the terms and provisions of this Note or the Loan Documents shall ever be construed to create a contract that violates any Applicable Law or exceeds the limits imposed or provided by law for the use or detention of money or for forbearance in seeking its collection.

         B. In the event that Interest paid or received under this Note or the other Loan Documents shall result, because of any reduction of Principal or any other reason, in an effective rate of interest which for any period is in excess of applicable usury limits, such excess Interest for the period in question shall, at State Farm's option, be refunded to Maker or be applied upon the outstanding Principal of the Note without a Prepayment Fee.

         C. The term "Applicable Law", as such term is used in this Note shall mean any federal or state statute or other law, including, but not limited to, the applicable usury laws of the State or the United States (whichever allows the greater rate of interest), as such Applicable Law now exists, is amended or is enacted during the term of this Note.

         D. The Maker represents and agrees that the Indebtedness evidenced by this Note constitutes a commercial business loan which comes within the purview of Section 687.02 Florida Statutes.

VII.     STATE FARM'S ATTORNEY FEES.

         Should the Indebtedness evidenced by this Note or any part thereof be:
(i) collected at law or in equity or through any legal, bankruptcy, receivership, probate or other court proceedings; (ii) placed in the hands of attorneys for collection after the occurrence of an Event of Default; or (iii) the subject of any court proceeding involving the lien of the Mortgage or its priority, Maker and all endorsers, guarantors and sureties of such Indebtedness jointly and severally agree to pay to State Farm, in addition to the Principal and Interest due and payable hereunder, reasonable attorneys' and paralegals' fees and collection costs, and all other Obligations due pursuant to the terms of the Loan Documents including those incurred by State Farm on any appeal.

VIII.    MAKER'S WAIVERS.

         Maker and all endorsers, guarantors and sureties of the Indebtedness evidenced by this Note and any other persons liable or to become liable on or for such Indebtedness hereby severally waive presentment for payment, demand and notice of demand, dishonor and notice of dishonor, protest and notice of protest, and nonpayment and notice of nonpayment of this Note, and all other notices and demands, including without limitation, notice of intention to accelerate the maturity of this Note, notice of acceleration of the maturity of the Note, diligence in collection and the bringing of suit against any other party and hereby further agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, whether before or after maturity.


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IX.      PAYMENT OF TAXES AND FEES.

         Maker agrees to pay all costs, expenses, fees and taxes on or with respect to the execution, delivery, recordation, existence or possession of this Note, the Mortgage and the other Loan Documents, including, without limitation, all recording fees and any documentary stamp tax or intangible personal property tax now or hereafter required by Applicable Law to be affixed or paid with respect to this Note, the Mortgage or the other Loan Documents.

X.       WAIVER OF TRIAL BY JURY.

         Maker hereby waives, to the fullest extent permitted by Applicable Law, the right to trial by jury in any action, proceeding or counterclaim filed by any party, whether in contract, tort or otherwise relating directly or indirectly to this Note or any acts or omissions of the Maker in connection therewith or contemplated thereby.

XI.      RELEASES.

         State Farm may, without notice, and without regard to the consideration, if any, given or paid therefor, release or substitute any part of the Premises given as security for the repayment of the Indebtedness evidenced and represented by this Note without releasing any other property given as security for such Indebtedness, or may release any party obligated on or liable for the payment of the Indebtedness evidenced and represented by this Note without releasing any other party obligated on or liable for such Indebtedness, or may agree with any party obligated or liable for the repayment of the Indebtedness evidenced and represented by this Note to extend the time for payment of any part or all of such Indebtedness without releasing any party obligated on or liable for such Indebtedness. Failure on part of State Farm to exercise any right granted herein, in the Mortgage or the other Loan Documents shall not constitute a waiver of such right or preclude the subsequent exercise thereof.

XII.     GOVERNING LAW.

         This Note and the rights, duties, obligations and liabilities of the parties hereunder and/or arising from or relating in any way to the Indebtedness evidenced by this Note or the loan transaction of which such Indebtedness and this Note are a part shall be governed by and construed for all purposes under the law of the State.


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         IN WITNESS WHEREOF, Maker has caused these presents to be executed by its undersigned officer(s) or other representative(s) thereunto duly authorized, as of the day and year first above written.

Maker's Address:                     ROBERTS PROPERTIES RESIDENTIAL,
                                     L.P., a Georgia limited partnership



c/o Roberts Realty Investors, Inc.
Attn:  Charles R. Elliott, C.F.O.    By:  ROBERTS REALTY INVESTORS,
8010 Roswell Road, Suite 120              INC., a Georgia corporation,
Atlanta, Georgia  30350                   its sole general partner



                                          By: /s/ Charles R. Elliott
                                             ----------------------------------
                                             Charles R. Elliott
                                             Its Secretary,
                                             Treasurer and Chief
                                             Financial Officer


                                                    (Corporate Seal)


Note: Documentary stamps in the amount of $73,500.00 have been affixed to the original Mortgage of even date herewith which secures this Note.


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